Exhibit 10.1

AMENDMENT TO AGREEMENTS

This Amendment to the Security Agreement and related Promissory Note, as of May 27, 2009, is made by and between Robert J. Sorrentino (hereinafter referred to as the “Secured Party”) and United eSystems, Inc. who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of August 22, 2008 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Secured Party and Debtor desire to amend the Agreements to modify certain terms and dates included in the original Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Secured Party hereby mutually enter into this Amendment to the Agreements as follows:

1.
In lieu of all scheduled payments due under the original Agreements through the date of this Amendment, Maker agrees to allow Debtor to make one payment of $15,350.00 upon execution of this Amendment, which shall be applied to the outstanding principal balance.  Maker will allow Debtor to continue to make monthly payments thereafter of $7,675.00, commencing May 31, 2009, and such payments shall be applied to the outstanding principal balance, until repaid in full, or until Maker notifies Debtor otherwise upon thirty (30) days advance written notice.  Once Maker notifies Debtor that such reduced payments will no longer be accepted by Maker, the next scheduled monthly payment amount then due from Debtor will be recalculated in an amount sufficient to repay the entire outstanding principal balance in equal monthly installments over the months then remaining until February 28, 2011.

2.	All payments under this Amendment may be made within five (5) business days of the due date without penalty or default.

3.	Debtor hereby certifies that:

a.	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
                        b.    the Debtor is not in default under the Agreements;
c.	no event of default has occurred and is continuing;
        d.   Debtor has not breached any covenant contained in the Agreements; and

e.	the Agreements are in full force and effect as of the date hereof.

4.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY:
Robert J. Sorrentino

By: /s/ Robert J. Sorrentino

Name:  Robert J. Sorrentino
Title:    Individual

DEBTOR:
UNITED ESYSTEMS, INC.

By:/s/ Walter Reid Green, Jr.

Name: Walter Reid Green, Jr.
Title: Chief Executive Officer

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